REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of Trustees
The Saratoga Advantage Trust
Garden City, New York

In planning and performing our audit of the financial statements of the Large Capitalization
Value Portfolio, Large Capitalization Growth
Portfolio, Mid Cap Portfolio, Small Capitalization
Portfolio, International Equity Portfolio, Health &
Biotechnology Portfolio, Technology & Communications
Portfolio, Energy & Basic Materials Portfolio,
Financial Services Portfolio, Investment Quality Bond
Portfolio, Municipal Bond Portfolio and U.S. Government
Money Market Portfolio, each a series of The Saratoga
Advantage Trust (The "Funds"),as of and for the year ended August 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.


The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and related
costs of controls.   A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United
States of America. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statments will not be prevented or detected.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of August 31, 2006.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of the Funds Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
October 6, 2006